BUSINESS CONSULTING AND SERVICES AGREEMENT

THIS BUSINESS CONSULTING AND SERVICES AGREEMENT ("***Agreement***") is entered into as of October 21, 2010 (the "***Effective Date***") between Gryphon Gold Corporation (CA: GGN)(OTCBB: GYPH), a Nevada corporation and reporting issuer with the United States Securities and Exchange Commission and securities commissions in Canada, with a principal place of business at 611 N. Nevada Street Carson City, Nevada 89703 (hereinafter referred to as the "***Company***") and Price Target Media, Inc., a Nevada Corporation, with principal place of business at 2513 Merrit Drive, Carson City, NV 89701 (hereinafter referred to as "***Consultant***").

RECITALS

WHEREAS, Consultant is affiliated with multimedia publishing companies that specialize in publishing news articles and other content for dissemination through print, internet and electronic news outlines;

WHEREAS, Consultant and its officers and employees have several years of experience in multimedia publishing, marketing and public relations and have existing relationships with pre-screened and high quality media and public relations firm that may publish and disseminate newsworthy content related to the Company (each, a "***Qualified Media Outlet***");

WHEREAS, Consultant and its officers and employees understand and are familiar with disclosure obligations and restrictions under securities laws applicable to reporting issuers with the United States Securities and Exchange Commission and securities commissions in Canada; and

WHEREAS, the Company desires to engage Consultant to assist with public relations and building awareness of the Company and its business and Consultant desires to provide high quality media, marketing and public relations, in compliance with applicable federal, state and provincial law (collectively, "***Applicable Law***").

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1. TERM OF CONTRACT

This Agreement shall be effective as of the date stated above and will continue in effect until terminated as provided in this Agreement.

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ARTICLE 2. SERVICES TO BE PERFORMED BY CONSULTANT

2.01 Consultant agrees to perform the following services:

a. Evaluate, negotiate terms, contract, and determine length of service with appropriate Qualified Media Outlets to publish newsworthy content through media channels, including opt-in email, public news announcement dissemination, interviews, social media and other forms of communication in accordance with Applicable Law.

b. Consultant will provide its years of experience in multimedia publishing, marketing and public relations to develop an effective and integrated marketing, public relations and media campaign to build awareness of the Company and its business in compliance with Applicable Law.

c. Consultant will provide general advice and consulting services designed to improve awareness, communicate business plans and improve the public image of the Company in accordance with Applicable Law.

2.02 Consultant will determine the method, details and means of performing the above-referenced services.

2.03 Consultant enters into this Agreement, and will remain throughout the term of this Agreement, as an independent Consultant. Consultant agrees that it is not and will not become an employee, partner, agent, or principal of the Company while this Agreement is in effect. Consultant agrees that it is not entitled to rights or benefits afforded to Company's employees, including disability or unemployment insurance, workers' compensation, sick leave, or any other employment benefit. Consultant is responsible for providing at its own expense, disability or unemployment insurance, worker's compensation, training, permits and licenses for itself and for its employees or subcontractors.

2.04 Consultant is responsible for paying, when due, all income taxes, including estimated taxes, incurred as a result of the compensation paid by Company to Consultant for services rendered under this Agreement. On request, Consultant will provide Company with proof of timely payment. Consultant agrees to indemnify Company for any claims, costs, losses, fees, penalties, interest, or damages suffered by Company resulting from Consultant's failure to comply with this provision.

2.05 Consultant may, at its sole expense, use the services of its employees or subcontractors and Qualified Media Outlets as Consultant deems necessary to perform the services required of Consultant by this Agreement. Consultant may engage and pay Qualified Media Outlets to develop and publish newsworthy content related to the Company. Company shall not control, direct, or supervise Consultant's employees or subcontractors or any Qualified Media Outlet in the performance of those services.

2.06 Consultant will be responsible for monitoring the services of its employees or subcontractors and Qualified Media Outlets and their compliance with Applicable Law. Consultant will immediately notify the Company in the event Consultant becomes

aware of any potential violation of Applicable Law and take immediate actions as may reasonably be required to remediate any adverse consequences to the Company.

2.07 Consultant will not provide any non-public confidential information of the Company to any third-party without the written consent of the Company. For the purposes of this Agreement confidential information does not include information that (i) has been independently developed by you or a third-party without violation of this Agreement, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy, or fiduciary duty of confidentiality, to the Company or another party, (ii) becomes generally available to the public other than as a result of a disclosure by you or your representatives or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy, or fiduciary duty of confidentiality, to the Company or another party.

ARTICLE 3. COMPENSATION

In consideration for the services to be rendered by Consultant during the Term of this Agreement:

3.01 The Company agrees to pay Consultant cash consideration of:

a. an initial sum of (U.S.) $100,000 due within three (3) business days following signature of this Agreement; and

b. an aggregate sum of (U.S) $25,000 payable in five monthly installments of (U.S) $5,000 each, payable on third day of each month. Specifically, these payments are due on November 3, 2010, December 3, 2010, January 3, 2011, February 3, 2011 and March 3, 2011.

3.02 All cash payments are to be made by wire transfer to the account Wire Instructions listed below.

Wire instructions:

Account: Price Target Media, Inc.
Wells Fargo Bank
211 N. Stewart Street
Carson City, NV 89701
Account No: 7733828616
Routing No. 121000248
Swift Code: WFBIUS6S

3.03 The Company will issue Consultant 550,000 shares of common stock in Gryphon Gold Corporation ("***Compensation Shares***"). The Compensation Shares will vest and be issuable as follows (each, a "***Vesting Date***"):

a. 150,000 Compensation Shares on the thirty (30) day anniversary of the Effective Date;

b. 100,000 Compensation Shares on the sixty (60) day anniversary of the Effective Date; and

c. 300,000 Compensation Shares on the ninety (90) day anniversary of the Effective Date.

Certificates representing the Compensation Shares will registered in the name of Price Target Media, Inc. and delivered to the following address within five (5) business days of each Vesting Date:

Price Target Media, Inc.
Attn: Matt Chipman
2035 Westwood Blvd. #210
Los Angeles, CA 90025

No unvested Compensation Shares will be issued if this Agreement is terminated prior to the Vesting Date for unvested Compensation Shares.

3.04 The Company will grant a non-transferable option to Consultant, exercisable to acquire 550,000 shares of common stock of Gryphon Gold (OTCBB: GYPH) at an exercise price of (U.S.) $.21 per share (the "***Compensation Options***"). The Compensation Options will vest and be exercisable as follows (each, an "***Option Vesting Date***"):

a. 150,000 Compensation Options shall vest on the thirty (30) day anniversary of the Effective Date;

b. 100,000 Compensation Options shall vest on the sixty (60) day anniversary of the Effective Date; and

c. 300,000 Compensation Options shall vest on the ninety (90) day anniversary of the Effective Date.

The Compensation Options shall expire on the second anniversary of the Effective Date and may not be exercised during the 180 day period following the Effective Date. No unvested Compensation Options will vest if this Agreement is terminated prior to the Option Vesting Date for unvested Compensation Options.

3.05 Consultant acknowledges that the Compensation Shares and the Compensation Options are subject to approval by the Toronto Stock Exchange and the Company's Board of Directors. The Consultant further acknowledges that none of the Compensation Shares, the Compensation Options or the common stock acquirable

upon exercise of the Compensation Options (collectively, the "***Compensation Securities***") have been or will be registered under the Securities Act of 1933, as amended (the "***U.S. Securities Act***"), or any state securities laws and are being issued pursuant to exemptions from such registration requirements. The Compensation Securities are "restricted securities" as defined in Rule 144 of the U.S. Securities Act and may not be sold, assigned or otherwise transferred, unless registered or an exemption from such registration is available and shall bear a restrictive legend to such effect. In connection with the issuance of the Compensation Securities, Consultant represents to the Company that (a) it is an accredited investor as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, (b) it is acquiring the securities for investment purposes and not with a view of distributing such securities, and (c) it will not engage in hedging transactions except in compliance with Applicable Law.

ARTICLE 4 OBLIGATIONS OF CONSULTANT

4.01 Consultant shall reasonably devote such time as needed per month in performing the services described herein for Company.

4.02 Consultant may represent, perform services for, and contract with as many additional clients, persons, or companies as Consultant, in its sole discretion, deems advisable.

4.03 Consultant may perform the services under this Agreement at any suitable time and location it chooses.

4.04 Consultant shall supply all tools, materials and equipment required to perform the services under this Agreement.

4.05 Except as otherwise provided for in this Agreement, Consultant will not be liable to Company, or to anyone who may claim any right due to a relationship with Company, for any acts or omissions in the performance of services under the terms of this Agreement or on the part of the employees or agents of Consultant unless those acts or omissions are due to negligence, willful misconduct or violation of Applicable Law.

4.06 Consultant represents that it has the qualifications and skills necessary to perform the services under this Agreement in a competent and professional manner, without the advice or direction of Company. Therefore, Consultant is able to fulfill the requirements of this Agreement. Failure to perform all the services required under this Agreement constitutes a material breach of the Agreement. Consultant has complete and sole discretion for the manner in which the work under this Agreement will be performed.

4.07 Consultant and its affiliates shall indemnify, defend, and hold Company harmless from all claims, demands, losses, costs, expenses, obligations, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, that Company may incur as a result of a breach by Consultant of any representation,

warranty or agreement contained herein or any act of any of Contractor's employees or subcontractors or Qualified Media Outlets.

4.08 Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Contractor without the prior written consent of Company.

ARTICLE 5 OBLIGATIONS OF COMPANY

5.01 Company will comply with all reasonable requests of Consultant and provide access to all documents reasonably necessary to the performance of Consultant's duties under this Agreement.

5.02 Company shall furnish space at Company's premises for use by Consultant if necessary for Consultant to perform his services hereunder.

ARTICLE 6 TERMINATION OF AGREEMENT

6.01 Unless otherwise terminated as provided herein, this Agreement shall continue in effect for a period of six months (180 days) or until the services provided for in this Agreement have been fully and completely performed, and shall then terminate unless renewed in writing by the parties.

6.02 This Agreement shall terminate automatically on the occurrence of any of the following events:

a. Bankruptcy or insolvency of either party;

b. Sale of the business of either party;

c. Death of either party;

d. Assignment of this Agreement without the prior written consent of the other party; or

e. thirty (30) days after delivery of written notice of termination (for any reason) by the Company to Consultant.

6.04 If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notice to the breaching party. Termination will take effect immediately upon receipt of such notice by the breaching party or five (5) days after the mailing of such notice, whichever occurs first. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

a. Company's failure to pay Consultant any compensation due within thirty (30) days after written demand for payment.

b. Consultant's failure to complete the services specified in Paragraph 2.01 above.

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c. Consultant's material breach of any representation or agreement contained herein.

d. the death of Eric Stevenson, President of Consultant.

e. Company's material breach of any representation or agreement contained herein.

6.05 With the exception of the obligations under Sections 2.04, 2.06, 2.07, 4.07, 7.01, 7.02, 8.03, 8.05, 8.06 and 8.07, the obligations of the parties shall terminate immediately upon termination of this Agreement.

ARTICLE 7 PROPRIETARY RIGHTS

7.01 Consultant agrees that all designs, plans, reports, specifications, drawings, inventions, processes, and other information or items produced by Consultant while performing services under this Agreement shall be assigned to Company as its sole and exclusive property and Company's assigns, nominees and successors, as will any copyrights, patents or trademarks obtained by Consultant while performing services under this Agreement. Upon request and at Company's expense, Consultant shall assist Company in obtaining patents and copyrights for any new developments. This shall include providing data, plans, specifications, descriptions, documentation, and other information, as well as assisting Company in completing any required application, registration or other required documentation.

7.02 Any written, graphic or electronically or magnetically recorded information furnished by Company for Consultant's use are the sole property of Company. This proprietary information includes, but is not limited to, potential investors, customer requirements, customer lists, marketing information, financial information and information concerning Company's employees, agents, and subcontractors. Upon termination of this Agreement, Consultant shall return any such confidential information in his possession to Company.

ARTICLE 8 GENERAL PROVISIONS

8.01 Any notices required to be given under this Agreement by either party to the other party may be effected by personal delivery in writing or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices must be addressed to the parties at the address appearing in the introductory paragraph of this Agreement, but each party may change the address by giving written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of the day of receipt or the fifth day after mailing, whichever occurs first.

8.02 This Agreement supersedes any and all agreements, either oral or written, between the parties with respect to the rendering of services by Consultant for Company and contains all of the representations, covenants, and agreements between

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the parties with respect to the rendering of those services. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not contained in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement will be valid and binding. Any modification of this Agreement will be effective only if it is in a writing signed by the party to be charged.

8.03 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

8.04 If Eric Stevenson, President of Consultant, dies before completing the services under this Agreement, any monies due Consultant from Company under this Agreement, if any, as of the date of death will be paid to the Eric Stevenson's executors, administrators, heirs, personal representatives, successors or assigns.

8.05 Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement will be, on the written request of one party served on the other, submitted to arbitration. The parties will each appoint one person to hear and determine the dispute. If those two persons are unable to agree, then they select a third impartial arbitrator whose decision will be final and conclusive on both parties. The cost of arbitration will be born in a proportion the arbitrators determine.

8.06 If any legal action, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

8.07 This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

Gryphon Gold Corporation

John L. Key, President

Price Target Media, Inc.

Eric Stevenson, President